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                                                                     EXHIBIT 8.1

                                BAKER & DANIELS
                                   EST. 1863

300 NORTH MERIDIAN STREET, SUITE 2700 o INDIANAPOLIS, INDIANA 46204-1782
o (317) 237-0300 o FAX (317) 237-1000 o www.bakerdaniels.com

                                                            INDIANAPOLIS
                                                            FORT WAYNE
                                                            SOUTH BEND
                                                            ELKHART
                                                            WASHINGTON, D.C.
                                                            QINDAO, P.R. CHINA


April 24, 2001


Simon Property Group, L.P.
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204

                  Re:  Federal Income Tax Consequences

Ladies and Gentlemen:

         We have acted as tax counsel to Simon Property Group, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with various legal matters relating to its Registration Statement on Form S-4 (File No. 333-56656) (such Registration Statement, as amended and supplemented to the date hereof, the "Registration Statement"), covering $300,000,000 principal amount of 7 3/8% Notes due 2006 (the "Exchange 2006 Notes") and $200,000,000 principal amount of 7 3/4% Notes due 2011 (the "Exchange 2011 Notes," and, together with the Exchange 2006 Notes, the "Exchange Notes") of the Operating Partnership, offered in exchange for a like principal amount of 7 3/8% Notes due 2006 (the "Unregistered 2006 Notes") and 7 3/4% Notes due 2011 (the "Unregistered 2011 Notes," and, together with the Unregistered 2006 Notes, the "Unregistered Notes"), respectively, of the Operating Partnership.

         You have requested our opinion concerning certain of the federal income tax consequences to holders of the Unregistered Notes in connection with the exchange described in the Registration Statement. This opinion is based on various factual assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Operating Partnership, Simon Property Group, Inc., a Delaware corporation, and their subsidiaries.

         In our capacity as tax counsel to the Operating Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or Simon Property Group, L. P.


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April 24, 2001
Page 2

otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject exchange transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability to such transaction, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" are, subject to the limitations set forth therein, the material United States federal income tax consequences relevant to holders of the Unregistered Notes of the exchange of Unregistered Notes for Registered Notes in the exchange offer pursuant to the Registration Statement.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may adversely affect the accuracy of the conclusions stated herein.

         We hereby consent to the filing of this as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                            Very truly yours,


                                            /s/ BAKER & DANIELS
                                            --------------------------------
                                            Baker & Daniels